Exhibit G-3

                                  ADMISSION TICKET       [Southern Logo]
                               (Not Transferable)

2001 ANNUAL MEETING OF STOCKHOLDERS
10 a.m. (EDT), May 23, 2001

Savannah International Trade & Convention Center
One International Drive

Savannah, Georgia  31402-0248
888/644-4722


Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareholder listed on the reverse side and is not transferable.

Directions to Savannah:
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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of The Southern Company will be held on Wednesday, May 23, 2001, at 10:00 a.m. (EDT), at the Savannah International Trade & Convention Center, Savannah, Georgia. Stockholders owning shares at the close of business on March 26, 2001, are entitled to attend and vote at the meeting. Stockholders will act on the election of ten members of the board of directors, vote on the Omnibus Incentive Compensation Plan, and transact such other business as may properly come before the meeting.

 - - - - - - - - - - - - Detach and Mail Bottom Portion-  - - - - - - - - - - -


                             [Southern Company Logo]

 PROXY CARD AND                                                 PROXY CARD
 TRUSTEE VOTING                                                    AND
INSTRUCTION FORM                                              TRUSTEE VOTING
                                                             INSTRUCTION FORM

               PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS AND
                         TRUSTEE VOTING INSTRUCTION FORM

The undersigned hereby appoints H. A. Franklin, G. E. Klappa, T. Chisholm, or either of them, proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of THE SOUTHERN COMPANY, to be held at the Savannah International Trade & Convention Center, Savannah, Georgia, at 10:00 a.m. (EDT), and any adjournments thereof, on all matters legally coming before the meeting, including, without limitation, the proposals listed on the reverse side of this form.

This proxy also provides voting instructions for shares held by the Trustees of the Employee Savings Plan and Employee Stock Ownership Plan and directs such Trustees to vote as indicated on all matters legally coming before the meeting, including, without limitation, the proposals listed on the reverse side of this form.

This proxy card/voting instruction form is solicited jointly by the Board of Directors of the Southern Company and the Trustees of the Employee Savings Plan and Employee Stock Option Plan pursuant to a separate Notice of Annual Meeting and Proxy Statement. If not voted electronically, this card should be mailed in the enclosed envelope in time to reach the Company's proxy tabulator at P. O. Box 9141, Edgewood, NY 11735 by 9:00 a.m. on Wednesday, May 23, 2001 for common shares to be voted and 5:00 p.m. on Tuesday, May 22, 2001 for the Trustees to vote the Plan shares. The proxy tabulator will report separately to the Proxy Committee and to the Trustees as to proxies received and voting instructions provided, respectively.

      THIS PROXYCARD/VOTING INSTRUCTION FORM WILL BE VOTED AS SPECIFIED BY
      THE UNDERSIGNED. IF NO CHOICE IS INDICATED, THE SHARES WILL BE VOTED
                      AS THE BOARD OF DIRECTORS RECOMMENDS.
                           Continued on reverse side.

[Southern Company Logo]                  THREE WAYS TO VOTE!
                             VOTING by Internet or telephone is a convenient
Proxy Services               and cost-saving way to vote your shares.  If you
P. O. Box 9139               wish, you may still vote by mail.
Farmingdale, NY  11735
                             VOTE BY INTERNET:  www.proxyvote.com
                             Use the internet to transmit your voting instructions anytime before 11:59 p.m. on May
                             22, 2001. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number that is located below.


                             VOTE BY TELEPHONE: 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. on May 22, 2001. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number that is located below.

                             VOTE BY MAIL: Mark, sign, date, and return the
                             bottom portion in the postage-paid envelope
                             provided or return to:
INTERNET/PHONE CONTROL NO:   Southern Company
                             C/O Proxy Services
                             P. O. Box 9141
                             Edgewood, NY  11735

                             If you vote by Internet or telephone, please
                                       do not mail this form.

                                           THANK YOU FOR VOTING

  NOTE: The last instruction received, either paper or electronic, will be the last tabulated.

FOLD AND DETACH HERE                                  RETURN THIS PORTION ONLY

 UNLESS OTHERWISE SPECIFIED BELOW, YOUR SHARES WILL BE VOTED "FOR" PROPOSALS 1
                    AND 2 AND "AGAINST " PROPOSALS 3 AND 4.

 The Board of Directors recommends a vote "FOR" Proposals 1 and 2 and "AGAINST"
  Proposals 3 and 4. Fill in ovals completely with blue or black ink or No. 2 pencil.

1.  ELECTION OF DIRECTORS:                                             For   Withhold  For All  To withhold authority to vote, mark
(01) D. P. Amos       (02) D. J. Bern       (03) T. F. Chapman         All     All     Except   "For All Except" and write nominee's
(04) H. A. Franklin   (05) B. S. Gordon     (06) L. G. Hardman III   (    )   (    )    (    )  number on the line below.
(07) E. B. Harris     (08) D. M. James      (09) Z. T. Pate                                     _______________________
(10) G. J. St. Pe

2.  APPROVE OMNIBUS INCENTIVE
      COMPENSATION PLAN           (  ) For  (  )  Against   (   )  Abstain

3.  STOCKHOLDER PROPOSAL          (  ) For  (  )  Against   (   )  Abstain

4.  STOCKHOLDER  PROPOSAL         (  ) For  (   ) Against   (    ) Abstain

                                    ( ) Mark here if you plan to attend the
                                    Annual Meeting.

                                    ( ) I (we) Consent to suspending future
                                    mailings of the Annual Report and Proxy
                                    Statement on this account. I (we) receive other copies at the same household or will access the documents electronically.

                                    To consent to ELECTRONIC DELIVERY of
                                    materials for future Annual Meetings, enroll when you vote on-line.

Signature(s): __________________    ___________________________________________

Date: ___________________________________________, 2001